Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-269698) pertaining to the Mineralys Therapeutics, Inc. 2020 Equity Incentive Plan, the Mineralys Therapeutics, Inc. 2023 Incentive Award Plan, and the Mineralys Therapeutics, Inc. 2023 Employee Stock Purchase Plan of our report dated March 21, 2024, with respect to the financial statements of Mineralys Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Denver, Colorado
March 21, 2024